UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

  Filed by the Registrant    ☒                                   Filed by a party other than the Registrant    ☐

  Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IDEX Corporation (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!
IDEX CORPORATION 2023 Annual Meeting to be held on May 25, 2023 Vote by May 24, 2023 11:59 PM ET

IDEX CORPORATION 3100 SANDERS RD, SUITE 301 NORTHBROOK, IL 60062

V08647-P88793

You invested in IDEX CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 25, 2023.

Get informed before you vote

View the Notice of the Annual Meeting, Proxy Statement and Annual Report on Form 10-K of IDEX Corporation online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting one prior to May 11, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Smartphone users	Vote Virtually at the Meeting*
Point your camera here and	May 25, 2023
vote without entering a	9:00 a.m. Central Time
control number
Virtually at: www.virtualshareholdermeeting.com/IEX2023

    * Please check the meeting materials for any special requirements for meeting attendance.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. We encourage you to access and review the Proxy Statement prior to voting.

Board
Voting Items		Recommends

1.	Election of four directors named in the proxy statement as follows:	For
Class I Nominees (each for a term of three years):
1a.	Katrina L. Helmkamp

1b.	Mark A. Beck	For

1c.	Carl R. Christenson	For

1d.	Alejandro Quiroz Centeno	For

2.	Advisory vote to approve named executive officer compensation.	For

3.	Advisory vote to approve the frequency (every one, two or three years) with which stockholders of IDEX shall be entitled to have an advisory vote to approve named executive officer compensation.	Year

4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered accounting firm for 2023.	For

5.	Vote on a stockholder proposal regarding a report on hiring practices related to people with arrest or incarceration records.	Against

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

V08648-P88793